SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

ATRICURE, INC.

(Exact Name of registrant as specified in charter)

Delaware	333-124197	34-1940305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6033 Schumacher Park Drive, West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Upon the closing of its initial public offering of common stock on August 10, 2005, AtriCure, Inc. (the “Company”) consummated the acquisition of Enable Medical Corporation (“Enable”) pursuant to the Agreement and Plan of Merger, dated as of February 14, 2005 (the “Merger Agreement”), as amended, between the Company and Enable.

Enable manufactured the Company’s Isolator handpieces, which are an essential component of the AtriCure bipolar ablation system.

Enable operated two business units, Enable Surgical Products and Enable Design and Manufacturing. The Surgical Products unit was engaged in the research and development of radio-frequency energy-based surgical products. The Surgical Products unit distributed a line of bipolar scissors in the United States, Europe, and Asia and had a portfolio of radio-frequency technologies covered by U.S. and European patents that were being considered for licensing or commercialization by Enable. The Design and Manufacturing unit provided contract design, research and development and manufacturing services to the Company and other medical device companies. Enable had offices and production and warehouse space in West Chester, Ohio, near the location of the Company’s headquarters, and had 51 employees as of May 31, 2005. For the year ended December 31, 2004, Enable had total revenues of $6.9 million and net income of $0.8 million.

Under the terms of the Merger Agreement, immediately prior to the closing of the merger, Enable made a cash dividend to its shareholders of $0.5 million. If prior to December 31, 2005, certain Enable assets unrelated to the AtriCure bipolar ablation system are sold, the Company and the former Enable shareholders will each be entitled to 50% of the proceeds from that sale. If, instead, those assets are sold after December 31, 2005 but prior to the third anniversary of the closing of the Company’s acquisition of Enable, the Company will be required to pay the former shareholders of Enable only 50% of the consideration from that sale that is in excess of $1 million, subject to a maximum payment to the Enable shareholders of $2 million.

Three of the members of the Company’s board of directors, directly or indirectly, held an aggregate of approximately 63% of the outstanding common stock of Enable and, accordingly, have received, and will receive, a majority of the amounts that the Company paid, or will pay, to acquire Enable. One of these three directors, Michael Hooven, our Chief Technology Officer, was also a director and an officer of Enable.

ITEM 9.01 Financial Statements and Exhibits.

c)	Exhibits

The following exhibits are filed in accordance with Item 601 of Regulation S-K

2.1	Agreement and Plan of Merger, dated as of February 14, 2005, between the Company and Enable Medical Corporation (incorporated by reference to the exhibit of the same number filed with the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

2.1.1	First Amendment to Agreement and Plan of Merger, dated as of June 27, 2005 between the Company and Enable Medical Corporation (incorporated by reference to the exhibit of the same number filed with the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.1	Enable Medical Corporation Financial Statements for the years ended December 31, 2004 and 2003 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.2	Enable Medical Corporation Condensed Balance Sheet (Unaudited) for the period ended March 31, 2005 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.3	AtriCure, Inc. Unaudited Pro Forma Condensed Combined Financial Information (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.4	Press Release of the Company, dated August 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

	By:	/s/ David J. Drachman
	Name:	David J. Drachman
	Title:	President and Chief Executive Officer
Date: August 16, 2005

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of February 14, 2005, between the Company and Enable Medical Corporation (incorporated by reference to the exhibit of the same number filed with the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

2.1.1	First Amendment to Agreement and Plan of Merger, dated as of June 27, 2005 between the Company and Enable Medical Corporation (incorporated by reference to the exhibit of the same number filed with the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.1	Enable Medical Corporation Financial Statements for the years ended December 31, 2004 and 2003 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.2	Enable Medical Corporation Condensed Balance Sheet (Unaudited) for the period ended March 31, 2005 (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.3	AtriCure, Inc. Unaudited Pro Forma Condensed Combined Financial Information (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-124197), and the amendments thereto).

99.4	Press Release of the Company, dated August 10, 2005.